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                                                           Exhibit 99.B(e)(2)(c)

[ING FUNDS LOGO]


February 25, 2004


Mr. David Jacobson
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Mr. Jacobson:

     Pursuant to the Amended and Restated Distribution Agreement dated February 26, 2002, as amended, between ING Investors Trust (the "Trust") and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Distributor to render such services to ING Evergreen Health Sciences Portfolio and ING Evergreen Omega Portfolio, each a new series of the Trust (the "New Funds"), effective May 3, 2004, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Funds to AMENDED SCHEDULE A of the Agreement.

     The AMENDED SCHEDULE A has also been updated (1) to reflect name changes for ING Janus Growth and Income Portfolio to ING Legg Mason Value Portfolio, ING JPMorgan Fleming International Enhanced EAFE Portfolio to ING Julius Baer Foreign Portfolio, ING JPMorgan Fleming Small Cap Portfolio to ING JPMorgan Small Cap Portfolio and ING Eagle Asset Value Equity Portfolio to ING Eagle Asset Capital Appreciation Portfolio, and (2) to remove Global Balanced Series as this fund was recently dissolved.

     Please signify your acceptance to act as Distributor under the Agreement with respect to the New Funds, by signing below.

                                                  Very sincerely,


                                                  /s/ Robert S. Naka
                                                      --------------
                                                  Robert S. Naka
                                                  Senior Vice President
                                                  ING Investors Trust

ACCEPTED AND AGREED TO:
Directed Services, Inc.


By:      /s/ David L. Jacobson
         ---------------------
Name:
         -------------------------------
Title:                   Duly Authorized
         -------------------------------

7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000        ING Investors Trust
Scottsdale, AZ 85258-2034           Fax: 480-477-2744

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                               AMENDED SCHEDULE A

                               SCHEDULE OF SERIES

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Distribution fees in the amount of 0.25% for Class A shares and 0.50% for Class R shares based on average net assets may be paid to Directed Services, Inc. for shares of the following Series of the ING Investors Trust:

     PORTFOLIO                                                                  CLASS
     ---------                                                                  -----
     ING AIM Mid Cap Growth Portfolio                                           A, R
     ING Alliance Mid Cap Growth Portfolio                                      A, R
     ING Capital Guardian Large Cap Value Portfolio                             A, R
     ING Capital Guardian Managed Global Portfolio                              A, R
     ING Capital Guardian Small Cap Portfolio                                   A, R
     ING Developing World Portfolio                                             A, R
     ING Eagle Asset Capital Appreciation Portfolio                             A, R
     ING Evergreen Health Sciences Portfolio                                    A, R
     ING Evergreen Omega Portfolio                                              A, R
     ING FMR(SM) Diversified Mid Cap Portfolio                                  A, R
     ING Goldman Sachs Internet Tollkeeper(SM) Portfolio                        A, R
     ING Hard Assets Portfolio                                                  A, R
     ING International Portfolio                                                A, R
     ING Janus Special Equity Portfolio                                         A, R
     ING Jennison Equity Opportunities Portfolio                                A, R
     ING JPMorgan Small Cap Equity Portfolio                                    A, R
     ING Julius Baer Foreign Portfolio                                          A, R
     ING Legg Mason Value Portfolio                                             A, R
     ING Limited Maturity Bond Portfolio                                        A, R
     ING Liquid Assets Portfolio                                                A
     ING Marsico Growth Portfolio                                               A, R
     ING Mercury Focus Value Portfolio                                          A, R
     ING Mercury Fundamental Growth Portfolio                                   A, R
     ING MFS Mid Cap Growth Portfolio                                           A, R
     ING MFS Research Portfolio                                                 A, R
     ING MFS Total Return Portfolio                                             A, R
     ING PIMCO Core Bond Portfolio                                              A, R
     ING PIMCO High Yield Portfolio                                             A, R
     ING Salomon Brothers All Cap Portfolio                                     A, R
     ING Salomon Brothers Investors Portfolio                                   A, R

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
     PORTFOLIO                                                                  CLASS
     ---------                                                                  -----
     ING Stock Index Portfolio                                                  A
     ING T. Rowe Price Capital Appreciation Portfolio                           A, R
     ING T. Rowe Price Equity Income Portfolio                                  A, R
     ING UBS U.S. Balanced Portfolio                                            A, R
     ING Van Kampen Equity Growth Portfolio                                     A, R
     ING Van Kampen Global Franchise Portfolio                                  A, R
     ING Van Kampen Growth and Income Portfolio                                 A, R
     ING Van Kampen Real Estate Portfolio                                       A, R